                                                                   Exhibit 10.15

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT  AGREEMENT (the "Agreement"),  is entered into this 1st day of August, 2002, by and between Cognigen Networks,  Inc., a Colorado corporation
(the  "Company"),  and David L. Jackson  (the  "Employee").  The Company  hereby employs the Employee and the Employee hereby accepts employment with the Company on the terms and conditions hereinafter set forth.

     1. Term. Subject to the provisions for termination as hereinafter  provided in  Section  4 of this  Agreement,  the term of this  Agreement  shall  commence effective  on August 1,  2002,  and shall  terminate  on January  31,  2003 (the
"Term").

     2. Nature of Employment.  The Company hereby employs the Employee as stated
in Schedule A, Description of Duties and Compensation, to perform such duties as stated or as may be directed by the Chief Executive Officer of the Company.  The
Employee accepts such employment,  and agrees to abide by the provisions of this
Agreement and agrees to devote his full time and best efforts to his  employment under this Agreement as is reasonably  required.  Notwithstanding the foregoing, the Employee may carry on outside activities so long as those activities neither conflict nor compete with the  Employee's  job  responsibilities  and  corporate duties. The Employee shall at all times,  faithfully,  with due diligence and to the best of the  Employee's  ability,  experience  and  talent,  perform all the duties hereunder.

     3. Compensation, Vacations and Expenses

          a. Salary.  The Company  shall pay to the Employee an annual salary as stated in Schedule A,  Description of Duties and  Compensation,  during the
     Term (the "Base  Salary").  The Employee's  Base Salary may be increased as determined by the Board of Directors of the Company through an amendment to this Agreement.  The Base Salary shall be payable in 24 equal  installments and shall have  deducted  therefrom all required  withholdings  and amounts requested in writing by the Employee

          b. Bonuses.  Any bonuses to the Employee will be set at the discretion of the Board of  Directors  of the  Company.  Nothing  shall  obligate  the
     Company, in the future, to pay any bonus or bonuses to the Employee.

          c. Vacations and Fringe Benefits. The Employee shall be entitled to an annual  vacation  of three (3) weeks,  during  which time  Employee's  Base
     Salary shall be paid when due. The  Employee  shall  further be entitled to participate in and receive the benefits provided under any employee benefit program  which may be adopted and  maintained  by the Company and for which the Employee is eligible by virtue of Employee's employment hereunder,  but only as and to the extent the  Employee  would  otherwise  be  eligible  as provided in any said program.

     4. Termination of Agreement.

          a. Termination by Employee.  The Employee may terminate this Agreement with Cause (as  defined in this  Section  4.a.)  immediately  upon  written notice of such termination to the Company.  The Employee may also terminate this  Agreement  without  Cause upon 120 days prior  written  notice to the
     Company.  (In the event of change of control1 of the Company has transpired after the date of execution of this Agreement, in the alternative, Employee may  terminate  this  Agreement  without  Cause upon 30 days prior  written notice to the  Company.)  In such event,  the  Employee  shall  continue to render the services  required under this Agreement and shall be paid on the regular  payment  dates the Base  Salary set forth in Section 3.a up to the date of  termination.  The Company  shall have the option,  in its complete discretion,  to make the termination of the Employee's employment effective at any time  prior to the end of the  above  notice  period,  provided  the
     Company pays the Employee all  compensation  due and owing through the last day he actually worked and through the balance of the notice period (not to exceed 120 days). For purposes of this Section 4.a., the term "Cause" shall be  defined  as any  willful  or  permanent  breach by the  Company  of its obligations  to the Employee as an employee of the Company,  as provided in
     California Labor Code section 2925; provided,  however, the Cause shall not be deemed to exist  unless the  Company  fails to cure any such  willful or permanent breach within five (5) days' written notice of such breach by the
     Employee.

          b.  Termination  by  the  Company.  The  Company  may  terminate  this
     Agreement  for Cause (as defined in this  Section  4.b.)  immediately  upon written notice of such  termination to the Employee and upon payment by the
     Company to the Employee of all Base Salary and any bonus accrued under this
     Agreement to the date of  termination.  For purposes of this Section  4.b.,
     "Cause" shall be deemed to exist under the following circumstances: (a) the
     Employee  materially  fails or refuses to observe  the  provisions  of this
     Agreement;  (b) the Employee is not  satisfactorily  performing  any of his duties  required  under this  Agreement,  as  determined  in the  Company's reasonable  discretion;  (c) the  Employee  perpetrates  an act of fraud or misappropria-tion, or embezzles funds; or (d) the Employee is convicted of, or pleads nolo contendere to, any crime  punishable as a felony.  Provided, however, that "Cause" shall not be deemed to exist under either item (a) or
     (b) in the foregoing  sentence  unless the Employee is first given five (5)
     days'  written  notice  by  the  Company  of  such  failure,   refusal,  or
     performance deficiency,  and if the Employee does not correct such failure, refusal,  or  performance  deficiency  to the  satisfaction  of the Company within  five (5) days  after the giving of such  notice.  In the event of a termination of the Employee's  employment for Cause, the Company shall have no further  obligation  to the Employee  other than to pay any and all Base
     Salary and any bonus then due the  Employee.  However,  termination  of the
     Employee's  employment  for Cause shall not  terminate  or  extinguish  the
     Employee's  obligation  or  liability  to pay to the  Company or any of its affiliates  any amount  owed to them by the  Employee  (including,  but not limited to, any amounts misappropriated, embezzled or otherwise obtained by the  Employee  by  reason  of any of the  occurrences  referred  to in this
     Section  4.b.),  and shall be  without  prejudice  to any  other  rights or remedies of the Company or its affiliates at law or in equity.

          The Company may also  terminate  this  Agreement  immediately  without
     Cause (as defined in this Section 4.b.).  In such event,  the Company shall continue to pay the Employee on the regular  payment  dates the Base Salary set forth in Section 3.a hereof and shall pay Employee any accrued  bonuses as they  become due. In the event the  Company  terminates  this  Agreement without Cause, the amount of Base Salary and accrued bonuses payable by the
     Company shall be reduced by the gross amount of any  compensation  that the
     Employee  receives  from any other source  after the date of the  Company's termination of this Agreement  without cause. In no event shall the Company be  required  to pay  the  Employee  any  Base  Salary,  bonuses  or  other compensation after the end of the Term.

          c.   Termination   Upon  Death  of  Employee.   This  Agreement  shall
     automatically terminate in the event of the Employee's death. In such case, any accrued Base Salary and bonus shall inure to the estate of the Employee and the payment  thereof shall be the only liability the Company shall have to the Employee's estate.

     5. Employee Actions.

          a. Employee Shall Not Disclose  Information.  The Employee  recognizes and acknowledges that the list of the customers,  as it may exist from time to time, of the Company  (which for purposes of this Section 5 includes the
     Company's  subsidiaries  and  affiliates)  and  any  other  proprietary  or
     confidential   information,   including,   but  not  limited  to  financial
     information and information pertaining to the software, marketing and sales
     operations,   product   pricing,   financing   operations   and   potential
     acquisitions (hereinafter "Confidential Information"),  used by the Company in its business are valuable and unique assets of the Company. The Employee further agrees and acknowledges that the Confidential  Information  derives actual or potential  economic value from not being  generally  known to the public  or to  other  persons  who  can  obtain  economic  value  from  its disclosure and use. Except as permitted by the next sentence,  the Employee will  not  during  the  Term or for a  period  of one (1)  year  after  the termination of his employment with the Company,  disclose any  Confidential
     Information to any person, firm,  corporation,  association or other entity for any reason or purpose  whatsoever  without the prior written consent or authorization of the board of directors of the Company. Notwithstanding the prohibitions  contained in the foregoing  sentence,  the Employee  shall be permitted to disclose such  information  during the term of his  employment with the Company to other  persons  employed by the Company who have a need to know such  information  for a proper purpose  related to the business of the Company.  Upon termination of the Employee's employment by the Company, the  Employee  shall  neither take nor retain any papers,  customer  lists, manuals,  files or other  documents  or  copies  thereof  belonging  to the
     Company.  To the extent any items of  Confidential  Information  constitute
     trade   secrets   under   California   law,   Employee's   obligations   of
     confidentiality  and  nondisclosure  shall  continue to survive  after said one-year period to the greatest  extent  permitted by applicable law. These rights of the  Company  are in  addition to those the Company has under the common law or applicable statutes for the protection of trade secrets.

          b.  Non-Compete.  The Employee  hereby  covenants  and agrees that the
     Employee  will not,  without  the prior  written  consent  of the  Company, directly or indirectly by assisting others, whether individually or through any entity controlled by the Employee,  during the Term and for a period of one (1) year after the  termination of the Employee's  employment  with the
     Company for any reason (the  "Restrictive  Period"),  occupy a "Competitive
     Position"  with any person,  firm  corporation  or business  engaged in the distribution  of products and services using an  Internet-based  medium.  A
     "Competitive  Position" means a position wherein  Employee  performs or has responsibility for duties that are the same as or substantially  similar to all or part of those duties  actually  performed by Employee while employed by the Company.

          c.  Non-Solicitation  of  Company  Employees  or  Agents.  During  the
     Employee's  employment  with the Company  and for one (1) year  thereafter,
     Employee shall not solicit, either directly or indirectly, or in any manner encourage  employees  or agents of the  Company  to leave the employ of the
     Company or no longer be agents of the Company.

          d.  Non-Solicitation  of  Company  Customers.  During  the  Employee's
     employment with the Company and for one (1) year immediately  following the termination  of  Employee's  employment  with the  Company  for any reason,
     Employee  shall not, on  Employee's  own behalf or on behalf of any person, partnership,  association,  corporation or business organization, entity or enterprise (except the Company), solicit any customer of the Company or any representative of any such customer with a view to selling or providing any product,  equipment or service competitive or potentially  competitive with any product,  equipment  or service sold or provided by the Company  during the one (1) year period  immediately  preceding  termination  of Employee's employment with the Company.

          e. Intellectual  Property.  The Employee shall disclose to the Company all ideas and business plans  developed by the Employee  during the term of the  Employee's  employment  with the Company  which relate to the business
     conducted  by  the  Company.  All  patents,  patent  applications,   patent
     licenses,  formulas,   inventions,   improvements,   designs,  discoveries,
     processes, software, copyrights, know-how, proprietary information, rights, trademarks  or trade  names or future  improvements  thereto  developed  or conceived  of by the  Employee  during  any period of  employment  with the
     Company shall be promptly disclosed to, and all rights with respect thereto shall be assigned by the Employee to, the Company in  consideration  of the remuneration  paid or  payable  to the  Employee  hereunder  and  shall  be considered  work made for hire for the Company  within the meaning of Title
     17 of the United States Code. The Employee  acknowledges that "software" as used in this  Section  5.e shall  include  without  limitation  all  ideas,
     concepts,  know-how,  methods,  techniques,   structures,  information  and
     materials  relating to the software  including source code, object and load modules, requirements specifications,  design specifications, design notes,
     flow  charts,   decoding  sheets,   annotations,   documentation   and  the
     structures,  organization, sequence, designs, formulas and algorithms which reside in the software and which are not  generally  known to the public or within the industries or trades in which the Company competes.  The parties understand  and agree that the  provisions  of this Section 5.e.  requiring assignment of inventions to the Company do not apply to any invention  that qualifies fully under the provisions of California  Labor Code section 2870
     (attached  hereto as Exhibit  B). The  Employee  shall  advise the  Company promptly  in writing of any  inventions  that  Employee  believes  meet the criteria in California Labor Code section 2870.

          f.  Remedies.  The Employee  acknowledges  and agrees that  Employee's obligations  provided in this Section 5 are  necessary  and  reasonable  in order to protect the Company and its business  and the  Employee  expressly agrees that monetary  damages would be inadequate to compensate the Company for any breach by Employee of Employee's covenants and agreements set forth herein.  Accordingly,  Employee  agrees  and  acknowledges  that  any  such violation or threatened  violation of this Section 5 will cause irreparable injury to the Company and that, in addition to any other  remedies that may be available,  in law, in equity or otherwise,  the Company may be entitled to obtain injunctive relief against the prospective  breach of this Section
     5 or the  continuation  of any such  breach  by the  Employee  without  the necessity of proving actual damages.

          g.  Construction.  In the event that any  provision  of this Section 5 should ever be deemed to exceed the time, geographic,  or other limitations permitted by applicable  law, then such provision  shall be reformed to the maximum time, geographic, or other limitations permitted by applicable law.
     The  provisions  of this  Section  5 shall  be  applicable  for the  period indicated and shall survive the termination of this Agreement.

          h. Relocation. Under no circumstances,  throughout the Term, shall the
     Employee be required  to  relocate  in order to  maintain  his  position of employment  with the  Company.  This  covenant of the Company is a material element of the Employee's willingness to enter into this Agreement.

     6. General Matters.

          a. Governing Law. This Agreement  shall be governed by the laws of the
     State of California and shall be construed in accordance therewith.

          b. No Waiver.  No provision of this  Agreement may be waived except by an Agreement in writing  signed by the waiving  party. A waiver of any term or  provision  shall not be  construed  as a waiver  of any  other  term or provision.

          c. Amendment.  This Agreement may only be amended or altered, in whole or in part, by a written instrument  setting forth such changes,  signed by all parties

          d. Binding Effect.  This Agreement shall be binding upon the Employee, the Company and their successors and assigns.

          e. Construction.  Throughout this Agreement the singular shall include the plural,  the plural shall include the singular and the masculine  shall include the feminine wherever the context so requires.

          f. Text to Control.  The headings of Sections are included  solely for convenience of reference.  If any conflict between any heading and the text of this Agreement exists, the text shall control.

          g. Severability. If any provision of this Agreement is declared by any court  of  competent  jurisdiction  to be  invalid  for  any  reason,  such invalidity shall not affect the remaining provisions,  which shall be fully severable,  and the  Agreement  shall be construed  and enforced as if such invalid provision had never been included. .

          h.  Entire  Agreement  of the  Parties.  The  parties  agree that this document  contains the entire agreement and  understanding  between them in relation to the subject matter hereof and no  representations,  warranties, covenants,  understandings  or agreements in relation thereto exist between the parties except as expressly set forth herein.

          i. Notices.  Every notice or other communication to be given by either party to the other party with respect to this Agreement shall be in writing and shall not be effective for any purpose  unless the same shall be served personally or by national air courier  service or United  States  certified mail,  return receipt  requested,  postage  prepaid,  addressed,  if to the
     Company at 7001 Seaview Avenue,  NW, Suite 210, Seattle,  Washington 98117,
     Attention, Chief Executive Officer and President, and if to the Employee at
     6  Valencia  Road,  Orinda,  California  94563 or,  such  other  address or addresses as the Company or the Employee may from time to time designate by written notice given as above provided. Every notice or other communication hereunder  shall be deemed to have been given as of the third  business day following the date of such mailing (or as of any earlier date  evidenced by a receipt  from such  national  air  courier  service or the United  States
     Postal Service) or immediately if personally delivered. Notices not sent in accordance  with  the  foregoing  shall  be of no force  and  effect  until received by the foregoing parties as such addresses specified herein.

          j.  Duplicate  Originals.  This  Agreement  may be executed in several counterparts,  each of which shall be an original but all of which together shall constitute one and the same instrument. .

          k.  Arbitration  of Any  Dispute.  During  and  after the term of this
     Agreement, any dispute,  controversy or claim arising out of or relating to this  Agreement,  or the breach  thereof,  or the  employment  relationship between the Company and the Employee  ("Arbitral  Claims") shall be settled by binding arbitration in San Diego,  California,  according to the Federal
     Arbitration Act, 9 U.S.C.ss.1, et seq., inasmuch as this Agreement concerns transactions  involving interstate commerce.  The arbitration shall be held in San Diego, California,  unless otherwise agreed by the parties. Arbitral
     Claims shall include, but are not limited to, contract (express or implied)
     and tort claims of all kinds,  as well as all claims  based on any federal, state, or local law,  statute,  or regulation,  excepting only claims under applicable workers' compensation law and unemployment insurance claims. THE
     PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO
     ARBITRAL  CLAIMS.  The  arbitrator(s)  shall be selected  as  follows:  The parties  shall  jointly  select one  impartial  arbitrator in the event the dispute is less than $50,000.  In the event the parties cannot agree on one arbitrator within ten days, or the dispute is $50,000 or greater, then each party shall  select an impartial  arbitrator  within the  following  twenty days, and those two selected  arbitrators shall select the third arbitrator who will comprise a three-person  panel for  arbitration.  All  arbitration matters shall be held and decided in accordance with the Employment Dispute
     Resolution  Rules of the  American  Arbitration  Association  ("AAA"),  but
     without the  administration or supervision of AAA. In any arbitration,  the burden of proof shall be allocated as provided in  applicable  law, and the arbitrator shall have the authority to award or grant legal, equitable, and declaratory relief only to the same extent as if the case were brought in a civil  court.  Confirmation  and  enforcement  of the  decision  and  award rendered by the arbitrator or panel of arbitrators shall be binding and may be entered in any court having  jurisdiction  thereof for  confirmation and
     enforcement.   Notwithstanding  the  foregoing,  either  party  may  obtain provisional remedies to prevent a threatened breach or continued breach of, as permitted by California Code of Civil Procedure section 1281.8.  Each of the parties  hereby  submits to the  jurisdiction  of the state and federal courts in San Diego, California, for these purposes.

          l.  Attorneys'  Fees.  In the event that the  Company or the  Employee retains an attorney or attorneys to enforce  performance  of this Agreement by the  other  party or to  obtain  damages  or  other  relief  because  of violation  of the  terms of this  Agreement  by the other  party,  then all reasonable attorneys' fees and costs of arbitration or litigation are to be borne and paid by the party  determined  to have  failed  to  perform  this
     Agreement  or to be liable for  damages or against  which  other  relief is granted. .

          m. Survivorship.  The respective rights and obligations of the parties hereunder shall survive any termination of the Employee's employment to the
     extent   necessary  to  the  intended   preservation  of  such  rights  and
     obligations.

          n. Remedies Cumulative; No Waiver. No remedy conferred upon a party by this Agreement is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or  omission  by a party in  exercising  any  right,  remedy or power hereunder  or existing at law or in equity  shall be  construed as a waiver thereof and any such right,  remedy or power may be exercised by such party from time to time and as often as may be deemed  expedient  or necessary by such party in such party's sole discretion. .

          o. Acknowledgement. Employee acknowledges that he has been represented by and has consulted with independent  legal counsel of his own choosing in regard to this Agreement,  that he has read and understands this Agreement, that he is fully aware of its legal effect, and that he has entered into it freely  and  voluntarily  and  based  on his  own  judgment  and not on any representations or promises other than those contained in this Agreement.

     The parties  executed  this  Agreement to be effective as of the date first above written.

EMPLOYEE:

/s/ David L. Jackson
---------------------------------
David L. Jackson

COGNIGEN NETWORKS, INC.

By: /s/ Darrell H. Hughes
---------------------------------
Darrell H. Hughes, President and Chief Executive Officer

Attested to by:

/s/ Jimmy L. Boswell
---------------------------------
Jimmy L. Boswell, Chief Operating Officer

                                   SCHEDULE A

                     DESCRIPTION OF DUTIES AND COMPENSATION

EMPLOYEE:         David L. Jackson

POSITION WITH COMPANY:  Senior Vice-President Corporate and Public Affairs
                              and Corporate Secretary

COMPENSATION:

      Salary:     One Hundred  Thirty-Two  Thousand  and  Ninety-Six  Dollars
                  ($132,096.00) per  year,  payable   twice   monthly  in  equal
                  installments.

BENEFITS:

      Insurance:  health insurance plan made available
                                                      ------

      401(k) Plan:      to be determined, if any

EMPLOYEE:

/s/ David L. Jackson
----------------------
David L. Jackson

COGNIGEN NETWORKS, INC.

By:  /s/ Darrell H. Hughes
---------------------------------------------------------
Darrell H. Hughes, President and Chief Executive Officer

Attested to by:

/s/ Jimmy L. Boswell
------------------------------------------------------
Jimmy L. Boswell, Chief Operating Officer

                                    Exhibit B

                       CALIFORNIA LABOR CODE SECTION 2870
                INVENTION ON OWN TIME - EXEMPTION FROM AGREEMENT

     "(a) Any  provision  in an  employment  agreement  which  provides  that an employee  shall  assign,  or offer to  assign,  any of his or her  rights  in an invention  to his or her  employer  shall  not  apply to an  invention  that the employee  developed entirely on his or her own time without using the employer's equipment,  supplies,  facilities,  or trade secret information except for those inventions that either:

          (1) Relate at the time of  conception  or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

          (2) Result from any work performed by the employee for the employer.

     (b) To the  extent a  provision  in an  employment  agreement  purports  to require  an  employee  to assign an  invention  otherwise  excluded  from  being required to be assigned  under  subdivision  (a),  the  provision is against the public policy of this state and is unenforceable."